UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_________________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
July 13, 2011

ROGERS CORPORATION
(Exact name of Registrant as specified in Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	1-4347 (Commission File Number)	06-0513860 (I.R.S. Employer Identification No.)

One Technology Drive, P.O. Box 188, Rogers, Connecticut 06263-0188
(Address of Principal Executive Offices and Zip Code)

(860) 774-9605
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 204.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On July 13, 2011, Rogers Corporation (the “Company”) entered into an amended and restated $265 million, secured, 5 year credit agreement (the “Amended Credit Agreement”) with (1) JPMorgan Chase Bank, N.A. as administrative agent; (2) HSBC Bank USA, National Association; (3) RBS Citizens, National Association; (4) Fifth Third Bank; and (5) Citibank, N.A.  JPMorgan Securities LLC and HSBC Bank USA, National Association acted as joint bookrunners and joint lead arrangers; HSBC Bank USA, National Association and RBS Citizens, National Association acted as co-syndication agents; and Fifth Third Bank and Citibank, N.A. acted as co-documentation agents.  The Amended Credit Agreement amends and restates the credit agreement signed between the Company and the same banks on November 23, 2010.

Key features of the Amended Credit Agreement, relative to the November 23, 2010 credit agreement, include (1) an increase in credit from $165 million to $265 million with the addition of a $100 million term loan; (2) the extension of maturity from November 23, 2014 to July 13, 2016; (3) a 25 basis point reduction in  borrowing spread; (4) an increase in the size of permitted acquisitions from $25 million to $100 million; and (5) an increase in permitted additional indebtedness from $20 million to $120 million.

The Amended Credit Agreement provides for the extension of credit to the Company in the form of (1) a $100 million term loan (which refinances outstanding borrowings in the amount of $100 million from the existing revolving credit line), as further described below; and (2) up to $165 million of revolving loans, in multiple currencies, at any time and from time to time until the maturity of the Amended Credit Agreement which is July 13, 2016.  The Company may borrow, pre-pay and re-borrow amounts under the Amended Credit Agreement, however, with respect to the $100 million term loan portion, any principal amounts re-paid may not be re-borrowed.  Borrowings may be used to finance working capital needs, for letters of credit and for the general corporate purposes of the Company or its subsidiaries in the ordinary course of business including the financing of permitted acquisitions (as defined in the Amended Credit Agreement).

Borrowings under the Amended Credit Agreement will bear interest based on one of two options.  Alternate base rate loans will bear interest that includes a base reference rate plus a spread of 75 - 150 basis points, depending on the Company’s  leverage ratio.  The base reference rate will be the greater of the (1) prime rate; (2) federal funds effective rate plus 50 basis points; and (3) adjusted 1-month London interbank offered (“LIBO”) rate plus 100 basis points.  Eurocurrency loans will bear interest based on the adjusted LIBO rate plus a spread of 175 - 250 basis points, depending on the Company’s leverage ratio.

In addition to interest payable on the principal amount of indebtedness outstanding from time to time under the Amended Credit Agreement, the Company is required to pay a quarterly fee of 0.20% to 0.35% (based upon the Company’s leverage ratio) of the unused amount of the lenders’ commitments under the Amended Credit Agreement.

In connection with its entry into the Amended Credit Agreement, the Company transferred borrowings in the amount of $100 million from the revolving credit line under the November 23, 2010 credit agreement to the term loan under the Amended Credit Agreement.  The Amended Credit Agreement requires mandatory quarterly repayment of principal of amounts borrowed under such term loan.  Payments will commence on September 30, 2011, and are scheduled to be completed on June 30, 2016.  The annual payment schedule is as follows:

•	2011 - $2.50 million

•	2012 - $7.50 million

•	2013 - $12.50 million

•	2014 - $17.50 million

•	2015 - $35.00 million

•	2016 - $25.00 million

The Amended Credit Agreement contains customary representations and warranties of the Company for the benefit of the administrative agent and the lenders.  The Amended Credit Agreement also contains customary affirmative covenants, including but not limited to covenants to (1) provide audited year end financials, quarterly financials and fiscal year projections within specified time frames; (2) deliver prompt notice of material events to the administrative agent; (3) maintain required insurance coverage and provide documentary evidence of such; and (4) comply with all applicable laws and regulations.

The Amended Credit Agreement also contains customary negative covenants.  Among other restrictions, the Company is restricted in its ability to (1) pay dividends; (2) incur additional debt in excess of $120 million; (3) sell certain  assets in excess of 5 percent of consolidated total assets in any fiscal year; and (4) make capital expenditures in excess of $35 million (with annual carryover from the prior year), with certain exceptions.

The key financial covenants of the Amended Credit Agreement include a requirement for the Company to maintain, at the end of each fiscal quarter ending on or after December 31, 2011, a fixed charge coverage ratio of no less than 2.5 to 1.0 and a leverage ratio of no more than 3.00 to 1.0.  Under the November 23, 2010 credit agreement, these ratios were 3.0 to 1.0 and 2.5 to 1.0 respectively.   If an event of default occurs, the lenders may, among other things, terminate their commitments and declare all outstanding borrowings to be immediately due and payable together with accrued interest and fees.

All amounts borrowed or outstanding under the Amended Credit Agreement, with the exception of amounts borrowed under the term loan which are subject to the principal payments noted above,  are due and mature on July 13, 2016, unless the commitments are terminated earlier either at the request of the Company or if certain events of default occur.  At July 13, 2011, the Company had outstanding debt of $135 million under the Amended Credit Agreement which includes $100 million borrowed under the term loan and $35 million borrowed under the revolving line of credit.  The maximum that had been borrowed by the Company under the November 23, 2010 credit agreement was $145 million.

In connection with the November 23, 2010 credit agreement, the Company and its World Properties, Inc. subsidiary executed a Pledge and Security Agreement which granted to the administrative agent, on behalf of and for the benefit of the lenders, a security interest in many of their assets, including but not limited to receivables, equipment, intellectual property, inventory, stock in certain subsidiaries and real property, to secure the Company’s obligations under the credit agreement and related loan documents.  Under the terms of the Amended Credit Agreement, these security interests remain in place with respect to the Amended Credit Agreement and related loan documents

World Properties, Inc. entered into a Guaranty agreement (“Guaranty”) dated as of November 23, 2010, under which it agreed to guarantee the performance by the Company of its obligations under the credit agreement and related loan documents executed on that same date.  Under the terms of the Amended Credit Agreement, this Guaranty remains in force with respect to the Amended Credit Agreement and related loan documents.

The administrative agent and the lenders under the Amended Credit Agreement and their affiliates have various relationships with the Company and its subsidiaries involving the provision of financial services, including commercial banking, lending, cash management, financial advisory, foreign exchange, risk management, and other services.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 “Entry into a Material Definitive Agreement” is hereby incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROGERS CORPORATION
By: /s/ Dennis M. Loughran
Dennis M. Loughran
Vice President, Finance and
Chief Financial Officer

Date:  July 19, 2011